EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005 (April 29, 2005 as to Note 23) relating to the financial statements of Rackable Systems, Inc., appearing in Registration Statement No. 333-122576 on Form S-1 of Rackable Systems, Inc.

/s/    Deloitte & Touche LLP

San Jose, California

June 10, 2005